Exhibit 99.1

BEN Announces Closing of Business Combination, to Begin Trading on Nasdaq Under Symbol “BNAI”

JACKSON, WY and SOUTHLAKE, TX – March 14, 2024 – Brand Engagement Network Inc. (“BEN”), an emerging provider of personalized customer engagement AI, today reported the closing of its previously announced business combination (the “Business Combination”) with DHC Acquisition Corp. (Nasdaq: DHCA). DHC shareholders approved the transaction at DHC’s extraordinary general meeting held on March 5, 2024.

The combined company is now called Brand Engagement Network Inc. and is expected to begin trading on the Nasdaq Stock Market on Friday, March 15, 2024, under the ticker symbol “BNAI” for its common stock and “BNAIW” for its publicly traded warrants.

“We are pleased to complete our business combination with DHC and begin our next chapter. As a pure play public AI company, we expect BEN will continue to lead the design of business-safe AI solutions. We are committed to AI that delivers to our customers personalized consumer engagement, superior CX, productivity and performance through helpful, friendly AI assistants,” said BEN CEO Michael Zacharski. “We are incredibly grateful to our leadership team, employees and partners around the world for their support in our journey. We are looking forward to the future and believe BEN is well-positioned to capitalize on significant growth opportunities and generate substantial value for all stakeholders.”

“BEN’s full-stack solution offers a scalable, customizable human-like AI platform that can increase customer engagement while delivering a safe, secure, consistent, and effective message,” said DHC Co-CEO and CFO Chris Gaertner. “We are pleased that our investors supported the merger and look forward to continuing our partnership as long-term owners and supporters of BEN”.

BEN’s management team, led by CEO and Michael Zacharski, Global President Paul Chang and CFO Bill Williams, will continue to lead the public company following the Business Combination.

About BEN

BEN (Brand Engagement Network) is a leading provider of conversational AI technology and human-like AI avatars headquartered in Jackson, WY. BEN delivers highly personalized, multi-modal (text, voice, and vision) AI engagement, with a focus on industries where there is a massive workforce gap and an opportunity to transform how consumers engage with networks, providers, and brands. The backbone of BEN’s success is a rich portfolio of conversational AI applications that drive better customer experience, increased automation and operational efficiencies. BEN seeks to partner with companies with complementary capabilities and networks to enable meaningful business outcomes.

For more information about BEN, please visit: https://beninc.ai/

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results of DHC and BEN to differ materially from those expected and projected. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside DHC’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: failure to realize the anticipated benefits of the Business Combination; risks relating to the uncertainty of the projected financial information with respect to BEN; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement; BEN’s history of operating losses; BEN’s need for additional capital to support its present business plan and anticipated growth; technological changes in BEN’s market; the value and enforceability of BEN’s intellectual property protections; BEN’s ability to protect its intellectual property; BEN’s material weaknesses in financial reporting; and BEN’s ability to navigate complex regulatory requirements; the ability to maintain the listing of DHC’s securities on a national securities exchange; the ability to implement business plans, forecasts, and other expectations after the completion of the Business Combination; the effects of competition on BEN’s business; the risks of operating and effectively managing growth in evolving and uncertain macroeconomic conditions, such as high inflation and recessionary environments; and continuing risks relating to the COVID-19 pandemic. The foregoing list of factors is not exhaustive.

BEN cautions that the foregoing list of factors is not exclusive. BEN cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. BEN does not undertake nor does it accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based and it does not intend to do so unless required by applicable law. Further information about factors that could materially affect BEN, including its results of operations and financial condition, is set forth under “Risk Factors” in DHC Acquisition Corp.’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on October 17, 2023, as amended.

BEN Contacts

Investors:

Ryan Flanagan, ICR

ryan.flanagan@icrinc.com

Media:

Dan Brennan, ICR

dan.brennan@icrinc.com